THE
             MORGAN          SECURED ADVISED LINE OF CREDIT
             BANK                   PROMISSORY NOTE


             U.S. $500,000                              New York, New York


                       ON DEMAND, the undersigned (the "Borrower") hereby
             promises to pay to the order of Morgan Guaranty Trust Company of New York (the "Bank") the aggregate unpaid principal amount of all advances made hereunder (the "Advances") by the Bank to the Borrower pursuant to a Secured Advised Line of Credit established by the Bank in favor of the Borrower and to pay interest on the aggregate unpaid principal amount of the Advances from time to time outstanding, for each from the date the initial Advance is made until the Advances are paid in full, at a rate per annum equal to the following: ________ _______________________Prime Rate___________________________.

                       The interest rate set forth above is subject to any
             limitations imposed by applicable law. If used herein, the term "Prime Rate" shall mean the rate of interest publicly announced by the Bank in New York City from time to time as its Prime Rate.

                       Interest hereunder shall be computed on the basis
             of a year of 365/366 days and paid for the actual number of days elapsed.

                       Interest on the principal amount hereof outstanding
             during each calendar month shall be payable monthly in arrears, commencing one month after the initial Advance or one month after any subsequent Advance when no other Advance is outstanding and upon payment in full. Principal and interest shall be payable in lawful money of the United States of America at the office of the Bank at 23 Wall Street, New York, New York 10015 and if the Borrower maintains one or more accounts at the Bank in which cash balances are kept, the Borrower hereby authorizes the Bank on behalf of the Borrower to debit such accounts in order to effectuate the interest payments due hereunder.

                       To secure payment of this Note, and of any other
             liability or liabilities of the Borrower to the Bank due or to become due or that may hereafter be contracted or existing, howsoever acquired by the Bank, the Borrower hereby grants to the Bank a lien upon and security interest in the following property (all of which has been delivered to or is in the possession of the Bank)
             _______120,000 shares of Charles Schwab & Co., Inc. stock____
             _____________________________________________________________
             _____________________________________________________________
             _____________________________________________________________


             and in all proceeds and products thereof, accessions thereto, and substitutions therefor, any deposit or other sums at any time credited by, or due from the Bank to the Borrower and any securities or other property of the Borrower in the possession of the Bank (all of the foregoing being hereinafter referred to as the "Collateral").

                       The Bank may at any time demand that additional
             property of a quality and value satisfactory to the Bank be delivered, pledged, and transferred to it and the Borrower hereby grants to the Bank a lien upon and security interest in such additionally delivered properly.

                       Upon demand by the Bank for payment of this Note or
             upon nonpayment of any other liability of the Borrower to the Bank when due, the Bank shall have the rights and remedies provided in the Uniform Commercial Code in force in New York at the date of execution of this Note and in addition to, in substitution for, in modification of, or in conjunction with those rights and remedies, the Bank or its agents may, in its discretion, sell, assign and deliver all or any part of the Collateral at any broker's board or at public or private sale without notice or advertisement, and bid and become purchasers at any public sale or at any broker's board; and, if notice to the Borrower is required by law, give written notice to the Borrower five days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made by mailing such notice to the Borrower in the manner set forth below; and, if the Collateral includes insurance policies with a cash surrender value, stocks, bonds, other securities, instruments, or documents which will be redeemed by the issuer upon surrender, the Bank may realize upon such Collateral without notice to the Borrower. The Borrower agrees that the proceeds of the disposition of the Collateral may be applied by the Bank to the satisfaction of the liabilities of the Borrower to the Bank in any order of preference which the Bank, in its sole discretion, chooses, and that the surplus, if any, be returned to the Borrower, who shall continue to be liable to the Bank for any deficiency remaining with interest thereon.

                       The Bank may at any time transfer the Collateral to
             its own name or the name of one or more of its nominees and the Borrower agrees, at the request of the Bank, from time to time to execute in blank a sufficient number of stock powers and/or bond powers to effectuate the foregoing. The Bank may at any time demand, sue for, collect or make any compromise or settlement with reference to the Collateral as the Bank in its sole discretion chooses.

                       The Bank at its election and in its sole
             discretion, may permit any substitutions, exchanges or releases of the Collateral and/or any liens and/or security


             interests relating thereto. If any of the Collateral is released to the Borrower, the Borrower agrees, if requested by the Bank, to execute whatever financing or other statements and security agreements or trust receipts are required to continue the Bank's security interest in the Collateral.

                       If this Note is not paid in full upon demand, the
             Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys' fees.

                       Each and every party to the Note, either as maker,
             endorser, guarantor, accommodation party or otherwise, hereby waives presentment, notice of dishonor and protest with respect to this Note and assents to any extension or postponement of the time of payment or other indulgence and to any substitution, exchange or release of collateral granted or permitted by the Bank.

                       The undersigned, if more than one, shall be jointly
             and severally liable hereunder and the term "Borrower" shall mean the undersigned or any one or more of them and their heirs, executors, administrators, successors and assigns.

                       The Borrower shall have the right, at any time or
             from time to time, without penalty or premium, to repay all or part of the unpaid principal amount of the Advances outstanding hereunder.

                       This Note shall be evidence of all Advances and
             payments of principal made hereunder until it is surrendered to the Borrower by the Bank and it shall continue to be used even though there may be periods prior to such surrender when no amount of principal or interest is owing hereunder.

                       No failure or delay by the Bank in exercising any
             right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                       The Borrower hereby agrees that all notices,
             demands and other communications to the Borrower hereunder shall be in writing and shall be given to the Borrower at the address set forth herein or such other address as the Borrower may hereafter designate to the Bank in writing, which written designation shall only become effective upon receipt by the Bank. Each such notice, demand or other communication to the Borrower hereunder shall be effective
             (i) if given by mail, three days after such communication is deposited in the mail with first class postage, prepaid, addressed as aforesaid or (ii) if personally delivered, when


             delivered at the Borrower's address as specified in this paragraph.

                       This Note shall be governed by and construed in
             accordance with the law of the State of New York. By executing and delivering this Note to the Bank, the Borrower is deemed to have agreed to be bound by the terms and conditions set forth in the Terms and Conditions of Secured Advised Line of Credit and any changes or revisions made thereto pursuant to paragraph 7 thereof.



             Date:  January 24, 1991       Signature /s/ Charles R. Schwab
						     _____________________
                                                     Charles R. Schwab

                                                     188 Fair Oaks Lane
                                           Address   Atherton, CA  94027


                                           Signature /s/ Helen O. Schwab
						     ____________________
                                                     Helen O. Schwab

                                                     188 Fair Oaks Lane
                                           Address   Atherton, CA  94027



























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